Exhibit 99.1

Plug Power Receives Expected Notification from Nasdaq Related to Delayed Annual Report on Form 10-K

Working Diligently to Finalize Restated Financials and File Form 10-K

LATHAM, N.Y., March 18, 2021 -- Plug Power Inc. (NASDAQ: PLUG) (the “Company”), a leading provider of turnkey hydrogen solutions building the global green hydrogen economy, announced today that it received an expected letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because it has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”) with the Securities and Exchange Commission (the “SEC”). The Nasdaq notification letter has no immediate effect on the listing or trading of Plug Power’s common stock on the Nasdaq Capital Market.

As previously disclosed in the Company’s Form 8-K filed with the SEC on March 16, 2021, the Company has determined to restate certain prior period financial statements to be included in the 2020 Form 10-K. Plug Power continues to work diligently to finalize its restated financials and file the 2020 Form 10-K as soon as possible.

Nasdaq indicated that the Company has 60 calendar days, or until May 17, 2021, to file the 2020 Form 10-K with the SEC. If the Company is unable to file the 2020 Form 10-K with the SEC by May 17, 2021, the Company intends to submit a plan to regain compliance with the Nasdaq Listing Rules on or prior to that date. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an extension of up to 180 calendar days from the due date of the 2020 Form 10-K, or until September 13, 2021, to regain compliance.

About Plug Power

Plug Power is building the hydrogen economy as the leading provider of comprehensive hydrogen fuel cell turnkey solutions. The Company’s innovative technology powers electric motors with hydrogen fuel cells amid an ongoing paradigm shift in the power, energy, and transportation industries to address climate change and energy security, while meeting sustainability goals. Plug Power created the first commercially viable market for hydrogen fuel cell technology. As a result, the Company has deployed over 40,000 fuel cell systems for e-mobility, more than anyone else in the world, and has become the largest buyer of liquid hydrogen, having built and operated a hydrogen highway across North America. Plug Power delivers a significant value proposition to end-customers, including meaningful environmental benefits, efficiency gains, fast fueling, and lower operational costs. Plug Power’s vertically-integrated GenKey solution ties together all critical elements to power, fuel, and provide service to customers such as Amazon, BMW, The Southern Company, Carrefour, and Walmart. The Company is now leveraging its know-how, modular product architecture and foundational customers to rapidly expand into other key markets including zero-emission on-road vehicles, robotics, and data centers. Learn more at www.plugpower.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding the expected timing of the completion and filing of the Company’s annual report on Form 10-K and the expected timing and process to regain compliance with the Nasdaq listing requirements. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the risk that additional information may arise prior to the filing of the restated financial statements; the final determination of the Audit Committee regarding matters relating to its internal review; the timing and ultimate conclusions of KPMG regarding the audit of the Company’s financial statements, and the risk that the completion and filing of the Company’s annual report on Form 10-K will take longer than expected. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in the Company’s filings and reports with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2019, as amended and supplemented by the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, as well as other filings and reports that are filed by the Company from time to time with the SEC. The Company disclaims any obligation to update forward-looking statements.

Media Contact

Andrea Rose / Clayton Erwin

Joele Frank, Wilkinson Brimmer Katcher

212-895-8666 / 212-895-8696

arose@joelefrank.com / cerwin@joelefrank.com